Exhibit 23.2

Consent of Ernst & Young LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3) of Post Holdings, Inc. and in the related Prospectus of our report dated May 6, 2014, with respect to the consolidated financial statements of MFI Holding Corporation included in Post Holdings, Inc.’s Current Report on Form 8-K dated May 19, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
May 11, 2015